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EXHIBIT 23.2 CONSENT OF ERNST & YOUNG LLP CHARTERED ACCOUNTANTS


                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


We consent to incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2006 Incentive Stock Option Plan of MIV Therapeutics, Inc. of our report dated August 18, 2005 except for Notes 15 and 6d which are as of October 20, 2005 with respect to the consolidated financial statements of MIV Therapeutics, Inc. included in its Annual Report (Form 10-KSB/Amendment No. 2) for the year ended May 31, 2005 filed with the Securities and Exchange Commission.


Vancouver, Canada,                                        "ERNST & YOUNG LLP"
July 7, 2006                                              Chartered Accountants